Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

ANSOFT CORPORATION

(As amended and restated on April 30, 2008)

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			PAGE
10.	DIVIDENDS		22

11.	SEAL		22

	11.1	Corporate Seal	22

12.	WAIVER OF NOTICE		22

13.	AMENDMENTS TO THE BYLAWS		22

14.	GENDER		22

15.	INVALID PROVISIONS		22

16.	GOVERNING LAW		23

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AMENDED AND RESTATED

BYLAWS

of

ANSOFT CORPORATION

1. OFFICES

The principal office of the Corporation shall be in the Commonwealth of Pennsylvania, in the City of Pittsburgh, County of Allegheny. The Corporation may have such offices, either within or without the Commonwealth of Pennsylvania, as the business of the Corporation may require from time to time.

The registered office of the Corporation required by the General Corporation Law of the State of Delaware to be maintained in the State of Delaware shall be 1209 Orange Street, City of Washington, County of New Castle. The name of the registered agent of the Corporation in Delaware shall be The Corporation Trust Company.

2. STOCKHOLDERS

2.1 Annual Meeting.

An annual meeting of the Stockholders shall be held in each calendar year, on such date as may be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state where the meeting is to be held, such meeting shall be held on the next succeeding business day.

2.2 Special Meetings.

Special meetings of the Stockholders may be called at any time by the Board of Directors, the President, or by the holders of not less than one-fifth of all outstanding shares of the Corporation. Upon written request of any person who has duly called a special meeting, the Secretary shall fix the time of the meeting which shall be held not more than sixty (60) days after the receipt of the request. If the Secretary neglects or refuses to fix the lime of the meeting, the person or persons calling the meeting may do so.

2.3 Place of Meeting.

The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all Stockholders may designate any place, either within or without the State of Delaware, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Delaware, except as otherwise provided in Section 2.5 of these bylaws.

2.4 Notice.

Written or printed notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, or in the case of a merger or consolidation not less than twenty (20) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each Stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

2.5 Quorum.

A majority of the outstanding shares of the Corporation, represented in person or by proxy, shall constitute a quorum at any meeting of Stockholders; provided, that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the Stockholders, unless the vote of a greater number or voting by classes is required by the Delaware General Corporation Law or the Certificate of Incorporation.

2.6 Action by Stockholders.

Whenever any corporate action is to be taken by vote of the Stockholders, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all Stockholders entitled to vote thereon, and if any Stockholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the Stockholders entitled to vote as a class thereon, except where a different vote is required by law or the articles or these bylaws.

2.7 Voting Rights of Stockholders.

Unless otherwise provided in the articles every Stockholder shall be entitled to one vote for every share outstanding in such Stockholder’s name on the books of the Corporation.

2.8 Proxies.

At all meetings of Stockholders, a Stockholder may vote by proxy executed in writing by the Stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meetings. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

2.9 Voting List.

The officers or agent having charge of the transfer books for shares of the Corporation shall make at least ten days before each meeting of Stockholders, a complete list of the Stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any Stockholder at any time during usual hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Stockholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept at the Corporation’s principal place of business, shall be prima facie evidence as to who are the Stockholders entitled to examine such list or share ledger of transfer book or to vote at any meetings of Stockholders.

2.10 Determination of Stockholders of Record.

For purposes of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders, or Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors of the Corporation and which record date:

(i) in the case of determination of Stockholders entitled to notice of or to vote at any meeting of Stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting;

(ii) in the case of a determination of Stockholders entitled to consent to corporate action in writing without a meeting, shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and

(iii) in the case of determination of Stockholders for any other action, shall not be more than 60 days prior to such other action.

If no record date is fixed by the Board of Directors of the Corporation:

(i) the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(ii) the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and

(iii) the record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting, provided that the Board of Directors of the Corporation may fix a new record date for the adjourned meeting.

2.11 Presiding Officer.

All meetings of the Stockholders shall be called to order and presided over by the Chairperson of the Board, if any, or, if there is no Chairperson or in the Chairperson’s absence, by the President, or, in the absence of the President, by an officer or director of the Corporation appointed by the Chairperson.

2.12 Voting by Fiduciaries and Pledgees.

Shares of this Corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted either in person or by proxy by the trustee, fiduciary, assignee or receiver. A Stockholder whose shares are pledged shall be entitled to vote the shares, in person or by proxy, until the shares have been transferred into the name of the pledgee or a nominee of the pledgee.

2.13 Voting by Joint Holders of Shares.

Where shares of the Corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise: (a) if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the Corporation shall accept as the vote of all such shares the vote cast by such person or a majority of such persons who are present; and (b) if the persons present are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of such shares shall be divided equally among the persons present without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves. Notwithstanding the foregoing, if there has been filed with the Secretary of the Corporation a copy, certified by an attorney-at-law to be correct, of the relevant portions of the agreement under which such shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of such shares, the persons specified as having such voting power in the latest document so filed, and only those persons, shall be entitled to vote such shares but only in accordance therewith.

2.14 Voting by Corporations.

Any other domestic or foreign corporation for profit or not-for-profit that is a Stockholder of this Corporation may vote by any of its officers or agents, or by proxy appointed by any such officer or agent, unless some other person, by resolution of its Board of Directors or pursuant to a provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the Secretary of this Corporation, is appointed its general or special proxy, in which case such person shall be entitled to vote the shares. Shares of this Corporation owned, directly or indirectly, by this Corporation and controlled, directly or indirectly, by the Board of Directors of this Corporation, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

2.15 Judges of Election.

In advance of any meeting of Stockholders, the Board of Directors may appoint judges of election, who need not be Stockholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of any such meeting may, and on the request of any Stockholder or of any Stockho1der’s proxy shall, make such appointment at the meeting. The number of judges shall be one or three. No person who is a candidate for office to be filled at the meeting shall act as a judge. In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof. The judge or judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, shall receive votes or ballots, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes and determine the result and shall do such acts as may be proper to conduct the election or vote with fairness to all Stockholders. The judge or judges of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. On request of the presiding officer of the meeting, or of any Stockholder or proxy of any Stockholder, the judge or judges shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

3. BOARD OF DIRECTORS

3.1 General.

The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.

3.2 Number, Qualifications, Term of Office.

The Board of Directors shall consist of one or more members. Directors need not be Stockholders of the Corporation. The Board of Directors, by resolution, may increase or decrease the number of directors from time to time. Except as otherwise provided in these bylaws, each director shall be elected at each annual meeting of Stockholders and shall hold office until the next annual meeting and until his successor shall be elected and shall qualify. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

3.3 Election.

Directors of the Corporation shall be elected by the Stockholders except as provided in Section 3.4 hereof.

3.4 Vacancies.

Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the Board though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve for the balance of the unexpired term and until his or her successor has been selected and qualified or until his or her earlier death, resignation or removal.

3.5 Nominations.

Nominations for election to the Board of Directors may be made by the Board of Directors or by any Stockholder of the Corporation entitled to notice of, and to vote at, any meeting called for the election of directors. Nominations, other than those made by or on behalf of the Board of Directors of the Corporation, shall be made in writing and shall be received by the Chairperson of the Board of the Corporation not later than (i) with respect to an election of directors to be held at an annual meeting of Stockholders, sixty (60) days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election of directors to be held at a special meeting of Stockholders, the close of business on the fifteenth (15th) day following the date on which notice of such meeting is first given to Stockholders or public disclosure of the meeting is made. Such notification shall contain the following information to the extent known to the notifying Stockholder (a) the name and residence address of each proposed nominee and of the notifying Stockholder; (b) the principal occupation of each proposed nominee; (c) a representation that the notifying Stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) the total number of shares of the Corporation that will be voted for each proposed nominee; (e) the total number of shares of the Corporation owned by the notifying Stockholder; (f) a description of all arrangements or understandings between the notifying Stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the notifying Stockholder; (g) such other information regarding each nominee proposed by such Stockholder as would be required to be included in a proxy statement filed with the Securities and Exchange Commission; and (h) the consent of each nominee to serve as a director of the Corporation if so elected. If the information submitted to the Corporation within the time prescribed above is determined by the Chairperson of the Board of the Corporation to be deficient in any manner, the Chairperson shall advise the notifying Stockholder in writing of such deficiencies not later than the close of business on the fifth (5th) day following the date that the Corporation first received written notice of the nomination made by the notifying Stockholder. The notifying Stockholder must thereafter cure such deficiencies by sending a revised notification to the Chairperson of the Board of the Corporation setting forth the required information which must be received by the Chairperson of the Board in writing not later than the fifth (5th) day following the date that the notifying Stockholder received notice from the Corporation of the deficiencies in the notifying Stockholder’s written nomination. Notwithstanding the above, these nominating procedures shall not apply to any special meeting of the Stockholders of the Corporation called for the election of directors wherein notice of the meeting was not given to Stockholders at least twenty (20) days prior to the day named for the meeting.

3.6 Removal and Resignation.

(a) Removal by action of Stockholders. The entire Board of Directors or any individual director may be removed from office only for cause (as defined herein) by the vote of a majority of Stockholders.

For purposes of this Section 3.6(a), “cause” shall mean any one of the following: (i) a judicial declaration that a director is of unsound mind; (ii) a director is convicted of an offense punishable by imprisonment for a term of more than one year; (iii) a director breaches or fails to perform the statutory duties of said director’s office and the breach or failure constitutes self-dealing, willful misconduct or recklessness; or (iv) within 60 days after notice of his or her election, a director does not accept such office either in writing or by attending a meeting of the Board of Directors and fulfilling such other requirements of qualification as these bylaws or the articles of incorporation may provide.

Notwithstanding the above, the Board of Directors may be removed at any time with or without cause by the unanimous vote or consent of Stockholders entitled to vote thereon.

(b) Removal by action of the directors. The Board of Directors may declare vacant the office of a director if said director: (i) has been judicially declared of unsound mind; (ii) has been convicted of an offense punishable by imprisonment for a term of more than one year; or (iii) if within sixty (60) days after notice of his or her election, said director does not accept such office either in writing or by attending a meeting of the Board of Directors and fulfilling such other requirements of qualification as these bylaws or the articles may provide.

(c) Resignation. Any director may resign at any time from his or her position as a director of the Corporation upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation.

3.7 Regular Meetings.

The Board of Directors shall hold an annual meeting for the election of officers and the transaction of other proper business either as soon as practical after, and at the same place as, the annual meeting of Stockholders or at such other day, hour and place as may be fixed by the Board. The Board of Directors may designate by resolution the time and place, within or without the State of Delaware, of other regular meetings.

3.8 Special Meetings.

Special meetings of the Board may be called by the Chairperson of the Board, the President or any two (2) directors. The person or persons calling the special meeting may fix the day, hour and place, within or without the State of Delaware, of the meeting.

3.9 Notice of Meetings.

No further notice of any annual or regular meeting of the Board of Directors need be given other than transmitting to the directors a copy of the resolution fixing the times and places thereof. Notice of any special meeting shall be given at least five days previous thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.10 Quorum of and Action by Directors.

A majority of the directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors except where a different vote is required by law or the articles or these bylaws. Every director shall be entitled to one vote. If less than a majority of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

3.11 Informal Action by Board of Directors.

Any action required or permitted to be taken at any meeting of the Board of Directors, or of any Committee thereof, may be taken without a meeting if all members of the Board or Committee consent thereto in writing and all such writings are filed with the minutes of proceedings of the Board or Committee.

3.12 Interested Directors or Officers; Quorum.

A contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise in which one or more of this Corporation’s directors or officers are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the common or interested director or officer is present at or participates in the meeting of the Board that authorizes the contract or transaction, or solely because the common or interested director’s or officer’s vote is counted for such purpose, if, (1) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors and the Board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum; or (2) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of those Stockholders; or (3) the contract or transaction is fair as to this Corporation as of the time it is authorized, approved or ratified by the Board of Directors or the Stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes such a contract or transaction specified in this Section 3.12.

3.13 Compensation.

By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors or Committee thereof, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or Committee thereof or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor and a director may be a salaried officer or employee of the Corporation.

3.14 Presumption of Assent.

A director of the Corporation who is present at a meeting of the Board of Directors, or of a Committee of the Board, at which action on any corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless such director files his or her written dissent to the action with the Secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of the action. Nothing in this section shall bar a director from asserting that minutes of a meeting incorrectly omitted said director’s dissent if, promptly upon receipt of a copy of such minutes, said director notified the Secretary, in writing, of the asserted omission or inaccuracy.

3.15 Presiding Officer.

All meetings of the Board of Directors shall be called to order and presided over by the Chairperson of the Board of Directors, if any, or, if there is no Chairperson or in the Chairperson’s absence, by the President or, in the absence of the Chairperson and President, by a director appointed by the Chairperson, or, if none of those persons is present, by a Chairperson of the meeting elected at such meeting by the Board of Directors.

3.16 Participation by Conference Telephone.

Members of the Board of Directors or of any Committee designated by the Board of Directors may participate in a meeting of such Board of Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

3.17 Directors’ Personal Liability.

As provided in the Corporation’s Certificate of Incorporation, no director shall be personally liable to the Corporation or any Stockholder for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its Stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation law, (iii) under Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) of any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor the repeal of this provision in the Corporation’s Certificate of Incorporation, nor the adoption of any provision to the Certificate of Incorporation inconsistent with this provision, shall eliminate or reduce the effect of its provision in respect of any matter occurring, or any cause of action, suit or claim that, but for this provision would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

4. COMMITTEES OF THE BOARD

4.1 Committees of the Board.

The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more Committees, each Committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. In the absence or disqualification of a member of a Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such Committee, to the extent provided in the resolution of the Board of Directors, or in these bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such Committee shall have the power or authority in reference to amending the Certificate of Incorporation by the Board of Directors, adopting an agreement of merger or consolidation, recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the Stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and, unless the Board of Directors, bylaws or Certificate of Incorporation expressly so provided, no such Committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a Certificate of Ownership and Merger.

4.2 Committee Rules.

Unless the Board of Directors provides otherwise by resolution each Committee shall conduct its business and take action in the same manner as the Board conducts its business pursuant to the articles of the Corporation and these bylaws. In the absence of a resolution of the Board to the contrary, a majority of the entire authorized number of members of such Committee shall be necessary to constitute a quorum for the transaction of business, the acts of a majority of the members present and voting a meeting if a quorum is then present shall be the act of such Committee, and in other respects each Committee shall conduct its business and take action in the same manner as the Board conducts its business pursuant to the articles of the Corporation and these bylaws.

5. OFFICERS

5.1 Officers and Qualifications.

The officers of the Corporation shall be a Chairperson of the Board, a President, a Treasurer, and a Secretary, and such Vice Presidents (the number thereof to be determined by the Board of Directors), Assistant Treasurers, Assistant Secretaries or other officers as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

5.2 Election, Term, and Vacancies.

The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of Stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, or because of the creation of an office, may be filled by the Board of Directors for the unexpired portion of the term.

5.3 Removal; Resignation; Bond.

(a) Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

(b) Resignation. Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation.

5.4 Chairperson of the Board.

The Chairperson of the Board of Directors shall preside at all meetings of the Stockholders and of the directors at which he or she is present, and shall have such authority and perform such duties as the Board of Directors may from time to time designate.

5.5 President.

The President shall be the principal executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. In the absence of the Chairperson of the Board, he shall preside at all meetings of the Stockholders and of the Board of Directors. He may sign, with the Secretary or any other officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

5.6 Vice Presidents.

In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

5.7 Secretary.

The Secretary shall (a) keep or cause to be kept the minutes of all meetings of the Stockholders, the Board of Directors, and any Committees of the Board of Directors in one or more books kept for that purpose, (b) have custody of the corporate records, stock books and stock ledgers of the Corporation, (c) keep or cause to be kept a register of the address of each Stockholder, which address has been furnished to the Secretary by such Stockholder, (d) see that all notices are duly given in accordance with law, the articles, and these bylaws, and (e) in general perform all the usual duties incident to the office of Secretary and such other duties as may be assigned to him or her by the Board of Directors or the Chairperson. The Secretary may delegate any of his or her duties to any management officer or to any duly elected or appointed Assistant Secretary and may delegate custody of the Corporation’s stock books, stock ledgers, Stockholder lists and the like to a duly appointed stock transfer agent and/or registrar or, in the case of records regarding debt instruments, to an indenture or bond trustee, registrar or similar entity.

5.8 Assistant Secretary.

The Assistant Secretary, [if any] or Assistant secretaries if more than one, shall perform the duties of the Secretary in his or her absence and shall perform such other duties as the Board of Directors, the Chairperson or the Secretary may from time to time designate.

5.9 Treasurer.

The Treasurer shall have general supervision of the fiscal affairs of the Corporation. The Treasurer shall, with the assistance of any Assistant Treasurers [if any] and managerial staff of the Corporation: (a) see that a full and accurate accounting of all financial transactions is made; (b) invest and reinvest the capital funds of the Corporation in such manner as may be directed by the Board, unless such function shall have been delegated to a nominee or agent; (c) deposit or cause to be deposited in the name and to the credit of the Corporation, in such depositories as the Board of Directors shall designate, all monies and other valuable effects of the Corporation not otherwise employed; (d) prepare such financial reports as may be requested from time to time by the Board; (e) cooperate in the conduct of the annual audit of the Corporation’s financial records by certified public accountants duly appointed by the Board; and (f) in general perform all the usual duties incident to the office of Treasurer and such other duties as may be assigned to him or her by the Board of Directors or the President If required by the Board, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and in such surety or sureties as the Board may determine.

5.10 Assistant Treasurers and Assistant Secretaries.

The Assistant Treasurer [if any] or Assistant Treasurers if more than one, shall perform the duties of the Treasurer in his or her absence and shall perform such other duties as the Board of Directors, the Chairperson or the Treasurer may from time to time designate. The Assistant Treasurers [if any] shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

5.11 Other Management Officers.

The President may, subject to ratification by the Board, select and appoint such other management officers as he or she deems advisable, who shall have such authority and perform such duties as may from time to time be prescribed by the Board or assigned by the President.

5.12 Salaries.

Unless otherwise provided by the Board, the salaries of each of the officers elected by the Board shall be fixed from time to time by the Board of Directors and the salaries of all other officers of the Corporation shall be fixed from time to time by the President or such other person as may be designated from time to time by the President or the Board.

6. INDEMNIFICATION OF OFFICERS AND DIRECTORS

6.1 Actions Against a Person.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

6.2 Actions by or in the Right of the Corporation.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonable incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner be reasonable believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability by in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

6.3 Indemnification in Event of Successful Defense.

To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2 hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonable incurred by him in connection therewith.

6.4 Board of Directors’ Approval.

Any indemnification under Sections 6.1 and 6.2 of these By-Laws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because be has met the applicable standard of conduct set forth in Sections 6.1 and 6.2 hereof. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable but a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the Stockholders.

6.5 Advance Indemnity Payments.

Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent is to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation is authorized in this Article.

6.6 Non-Exclusivity.

The indemnification and advancement of expenses provided by or granted pursuant to, Article SEVENTH of the Corporation’s Certificate of Incorporation, the Delaware General Corporation Law and this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of Stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

6.7 Indemnity Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not he is indemnified against such liability under the provisions of this Article.

6.8 Consolidation.

For the purposes of this Article, references to “the Corporation” include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officer and employees or agents, so that any person who is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

For the purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and any references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonable believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7. SHARE CERTIFICATES AND TRANSFERS

7.1 Certificates.

Share certificates shall be in such form as shall be approved by the Board of Directors and shall state: (i) that the Corporation is incorporated under the laws of the State of Delaware, (ii) the name of the person to whom issued, and (iii) the number and class of shares and the designation of the series, if any, which the share certificate represents.

In the event that the Corporation is authorized to issue shares of mote than one class or series, each share certificate shall also state, on the face or back of the certificate, that the Corporation will furnish to any Stockholder upon request and without charge a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the Corporation.

Every share certificate shall be executed, by facsimile or otherwise, by or on behalf of the Corporation, by the Chairperson, President or any vice President and countersigned by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary.

7.2 Transfer of Shares.

Transfer of shares of the Corporation shall be made only on the stock transfer records of the Corporation (which may be kept in written or computer form) by the holder of record thereof or his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed in the Secretary of the Corporation, and on Surrender for Cancellation of the certificate for such shares. Transfers shall be made by the Corporation or its duly authorized agent as required by law. The Corporation shall be entitled to treat the person in whose name shares stand on the books of the Corporation as the owner thereof for all purposes.

7.3 Registrar, Transfer Agent, Authenticating Trustee.

The Corporation may, but need not, designate another organization to act as authenticating trustee, transfer agent, registrar or other agent for the Corporation in the registration of transfers of its securities, the issuance of new securities or the cancellation of surrendered securities, and to perform such other functions as agent for the Corporation as the Corporation may deem appropriate.

7.4 Lost, Destroyed or Stolen Certificates.

The Board of Directors may direct a new certificate to be issued in place of any previously issued certificate alleged to have been destroyed or lost if the owner makes an affidavit or affirmation of that fact and produces such evidence of loss or destruction as the Board may require. The Board, in its discretion, may as a condition precedent to the issuance of a new certificate require the owner to give the Corporation a bond as indemnity against any claim that may be made against the Corporation relating to the allegedly destroyed or lost certificate.

7.5 Restriction on Transfer of Shares.

Notice of any restriction on the transfer of the stock of the Corporation shall be placed on each certificate of stock issued or in the case of uncertified shares contained in the notice sent to the registered owner of such stock in accordance with the provisions of the Delaware General Corporation Law.

8. FISCAL YEAR

8.1 Fiscal Year.

The fiscal year of the Corporation shall begin on the first day of May in each year and end the last day of April in each year.

9. CONTRACTS, LOANS, CHECKS AND DEPOSITS

9.1 Contracts.

The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances.

9.2 Loans.

No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

9.3 Checks, Drafts, Etc.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

9.4 Deposits.

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

10. DIVIDENDS

The Board of Directors may from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

11. SEAL

11.1 Corporate Seal.

The Corporation may have a corporate seal which shall have inscribed thereon the name of the Corporation and the words “Corporate Seal-Delaware” or such inscription as the Board of Directors may determine. The seal may be used by causing it or a facsimile thereof to be impressed or affixed, or in any manner reproduced.

12. WAIVER OF NOTICE

Whenever any notice whatever is required to be given under the provisions of these bylaws or under the provisions of the Certificate of Incorporation or under the provisions of the Delaware General Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

13. AMENDMENTS TO THE BYLAWS

These bylaws may be altered, amended or repealed and new bylaws may be adopted at any meeting of the Board of Directors of the Corporation by a majority of the directors present at the meeting, subject to the power of the Stockholders to alter or repeal bylaws made by the Board of Directors.

14. GENDER

Whenever required by the context, the singular shall include the plural, the plural the singular, and one gender shall include all genders.

15. INVALID PROVISIONS

The invalidity or unenforceability of any particular provision of these Bylaws shall not affect the other provisions herein, and these Bylaws shall be construed in all respects as if such invalid or unenforceable provision was omitted.

16. GOVERNING LAW

These Bylaws shall be governed by and construed in accordance with the laws of the State of Delaware.